EXHIBIT 21.01

LIST OF SUBSIDIARIES
AS OF DECEMBER 31, 2004

DOMESTIC SUBSIDIARIES

1.	Baazee.com, Inc., a Delaware corporation
2.	Blackthorne Software, Inc., a Delaware corporation
3.	CARad Inc., a Delaware corporation
4.	Confinity, Inc., a California corporation
5.	EachNet, Inc., a Delaware corporation
6.	eBay Domestic Holdings, Inc., a Delaware corporation
7.	eBay International Inc., a Delaware corporation
8.	eBay Real Estate Inc., a Delaware corporation
9.	eBay Real Estate No. 1, Inc., a Delaware corporation
10.	eBay Real Estate No. 2, Inc., a Delaware corporation
11.	Half.com, Inc., a Pennsylvania corporation
12.	HBJ Partners, LLC, a California limited liability company
13.	Jump Incorporated, an Ohio corporation d/b/a Up4Sale
14.	Marketplace Insurance Inc., a Hawaii corporation
15.	PayPal Asset Management, Inc., a Delaware corporation
16.	PayPal Global Holdings, Inc., a Delaware corporation
17.	PayPal, Inc., a Delaware corporation
18.	PayPal Insurance Services, Inc., a Delaware corporation
19.	ProStores, Inc., a Delaware corporation
20.	Sundance Acquisition Sub Inc., a Delaware corporation
21.	The Commercial Exchange Co., Inc., a Delaware corporation
22.	111 Potrero Partners, LLC, a California limited liability company
23.	6700 Cherry Ave. Partners, a California general partnership

INTERNATIONAL SUBSIDIARIES

		Jurisdiction of	Percent Ownership
Name		Incorporation	If Less Than 100%
1.	A1 Markt B.V.	The Netherlands
2.	Baazee.com India Pvt. Ltd.	India
3.	Baazee.com Private Limited	Mauritius
4.	EachNet.com (Hong Kong) Limited	Hong Kong
5.	EachNet.com Limited	Cayman Islands
6.	EachNet.com Network Information Services (Shanghai) Co., Ltd.	People’s Republic of China
7.	eBay Australia and New Zealand Pty Limited	Australia
8.	eBay Australia Pty Ltd	Australia
9.	eBay Austria GmbH	Austria
10.	eBay Belgium Holdings S.A.	Belgium
11.	eBay Belgium SPRL	Belgium
12.	eBay Canada Limited	Canada
13.	eBay CS Vancouver Inc.	Canada
14.	eBay France SA	France	99.98%
15.	eBay Global Holdings B.V.	The Netherlands
16.	eBay GmbH	Germany
17.	eBay EachNet.com Network Information Services (Shanghai) Co., Ltd.	People’s Republic of China
18.	eBay e-Commerce Technology Operations (Shanghai) Co., Ltd.	People’s Republic of China

		Jurisdiction of	Percent Ownership
Name		Incorporation	If Less Than 100%
19.	eBay Engineering & Research Center (Shanghai) Co., Ltd.	People’s Republic of China
20.	eBay International AG	Switzerland
21.	eBay International Hong Kong Ltd.	Hong Kong
22.	eBay Internet Support (Shanghai) Co., Ltd.	People’s Republic of China
23.	eBay Italia S.r.l.	Italy
24.	eBay KTA (UK) Limited	United Kingdom
25.	eBay Netherlands B.V.	The Netherlands
26.	eBay Promotions (UK) Ltd.	United Kingdom
27.	eBay Singapore Services Private Limited	Singapore
28.	eBay Spain International, S.L.	Spain
29.	eBay Sverige AB	Sweden
30.	eBay Taiwan Company Ltd.	Taiwan
31.	eBay UK Limited	United Kingdom
32.	High Options Sdn Bhd	Malaysia
33.	Hortensia B.V.	The Netherlands
34.	iBazar Pro NL BV	The Netherlands
35.	Inter Bazar	Portugal
36.	Intoko GmbH	Germany
37.	Intoko Inc.	Canada
38.	Intoko Limited	United Kingdom
39.	Intoko S.a.r.l.	France
40.	Intoko SL	Spain
41.	Internet Auction Co., Ltd	Korea	99.86%
42.	Marktplaats B.V.	The Netherlands
43.	mobile.de GmbH	Germany
44.	NeoCom Technology Co., Ltd.	Taiwan
45.	PayPal Australia Pty Limited	Australia
46.	PayPal Canada Limited	Canada
47.	PayPal Deutschland GmbH	Germany
48.	PayPal (Europe) Ltd.	United Kingdom
49.	PayPal France SAS	France
50.	PayPal Information Technologies (Shanghai) Co., Ltd.	People’s Republic of China
51.	PayPal International Limited	Ireland
52.	PayPal Italia s.r.l.	Italy
53.	Pyxis Sp. Z o.o	Poland

2